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                                                                   EXHIBIT 10.96

CONFIDENTIAL

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                      ADVERTISEMENT DISSEMINATION AGREEMENT

                                     BETWEEN

                SHANGHAI FOCUS MEDIA ADVERTISING AGENCY CO., LTD.

                                       AND

                SHAHGHAI NEW FOCUS MEDIA ADVERTISEMENT CO., LTD.

                                   DATED AS OF
                                  MAY 22, 2006

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                      ADVERTISEMENT DISSEMINATION AGREEMENT

This Advertisement Dissemination Agreement is entered into as of May 22, 2006 in Shanghai, by and between the following Parties:

(1) SHANGHAI FOCUS MEDIA ADVERTISING AGENCY CO., LTD., a company of limited liabilities incorporated under the laws of China, with its legal address at Room A65, 28 Floor, No. 369 Jiangsu Road, Changning District, Shanghai ("FOCUS MEDIA ADVERTISING AGENCY"); and

(2) SHANGHAI NEW FOCUS MEDIA ADVERTISEMENT CO., LTD., a company of limited liabilities incorporated under the laws of China, with its legal address at Room 15F-30, No.728 Yan'an Road, Changning District, Shanghai ("NEW FOCUS MEDIA ADVERTISEMENT").

WHEREAS:

1. New Focus Media Advertisement owns equipments, technologies for LCD advertising business; and it is authorized to utilize the resource of advertisement placements in accordance with the relevant cooperation agreement.

2. New Focus Media Advertisement is a advertisement agency company without any resource to disseminate LCD advertisement;

3. It is agreed that New Focus Media Advertisement shall disseminate LCD advertisements on behalf of Focus Media Advertising Agency, and Focus Media Advertising Agency shall pay relevant fees to New Focus Media Advertisement.

THEREFORE, after friendly consultations among them, the Parties hereby agree as follows:

                              ARTICLE 1 DEFINITION

1.1 Unless to be otherwise interpreted by the terms or in the context herein, the following terms in this Agreement shall be interpreted to have the following meanings:

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
CROSS-TIME                Means the advertisement dissemination agreements signed by and
 ADVERTISEMENT            among Focus Media Advertising Agency and its advertisement clients
 DISSEMINATION            before January 1, 2006, which provides the dissemination of LCD
 AGREEMENT                advertisements after January 1, 2006.

EQUIPMENTS AND            Means wireless LCD advertisement machines and multi-media CF-card
 TECHNOLOGY               technology used in LCD advertisement business owned by New Focus
                          Media Advertisement.

ADVERTISEMENT             Means the advertisement placements resources under the cooperation
 PLACEMENT RESOURCE       agreements, which can be utilized by New Focus Media Advertisement in disseminating the advertisements.

1.2   The references to any law and regulation ("Laws") herein shall be deemed:
      (1) to include the references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and (2) to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3 Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.

              ARTICLE 2 ASSIGNMENT OF ADVERTISEMENT DISSEMINATION

2.1 The Parties agree that New Focus Media Advertisement shall, by using its own equipments and technology and utilizing the Advertisement Placement Resource, disseminate all the LCD advertisements for Focus Media Advertising Agency under the Cross-time Advertisement Dissemination Agreement.

2.2 Focus Media Advertising Agency shall try all its reasonable efforts to maintain the cooperation with the advertisement clients and perform all its duties under the Cross-time Advertisement Dissemination Agreement.

                   ARTICLE 3 ADVERTISEMENT DISSEMINATION FEES

3.1 In consideration for the Advertisement Dissemination by New Focus Media Advertisement for Focus Media Advertising Agency, Focus Media Advertising Agency shall pay to New Focus Media Advertisement the relevant advertisement dissemination fees. The formula for the calculation of such fees

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      shall be: 97.5% of all the advertisement dissemination fees collected by
      Focus Media Advertising Agency from its Advertisement Clients in accordance with the Cross-time Advertisement Dissemination Agreement since January 1, 2006.

3.2 With the written consent from both New Focus Media Advertisement and Focus Media Advertising Agency, the fees or the calculation of the proportion provided in Article 3.1 can be adjusted subject to the concrete circumstances. The two Parties shall execute a supplementary agreement in relation to such adjustment as the schedule to this Agreement.

3.3 Focus Media Advertising Agency shall, in accordance with this Article, promptly pay the amounts due and payable to the bank account designated by New Focus Media Advertisement. In case that the aforesaid bank account has been changed, New Focus Media Advertisement shall notify Focus Media Advertising Agency thereof in writing.

                             ARTICLE 4 EXCLUSIVITY

4.1 Without the prior consent in writing by New Focus Media Advertisement, Focus Media Advertising Agency may not provide any LCD advertisement dissemination services to any other third party.

                           ARTICLE 5 CONFIDENTIALITY

5.1 No matter if this Agreement is terminated or not, the Parties shall be obliged to keep in strict confidence the commercial secret, proprietary information and customer information in relation to other Parties and any other non-open information of other Parties which they may become aware of as the result of their performance hereof (collectively, "CONFIDENTIAL INFORMATION"). Unless with prior consent of such other Parties in writing or required to disclose to parties other than Parties hereof according to relevant laws, regulations or listing rules, no Party shall disclose the Confidential Information or any part thereof to any parties other than Parties hereof; unless for the purpose of performance hereof, no Party shall use directly or indirectly the Confidential Information or any part thereof for any other purposes, or it shall bear the default liability and indemnify the losses.

5.2 Upon the termination of this Agreement, the Parties shall, upon demand by other Parties providing the Confidential Information, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

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5.3   Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

                     ARTICLE 6 UNDERTAKINGS AND GUARANTEES

New Focus Media Advertisement and Focus Media Advertising Agency hereby undertake and guarantee for each of its own that:

6.1 it is a company of limited liabilities duly registered and legally existing under the PRC laws with independent legal person status, and with full and independent status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions;

6.2 its has full internal power and authority within its company to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authority to complete the transaction referred to herein. This Agreement shall be executed and delivered by it legally and properly, and constitutes the legal and binding obligations on it and is enforceable on it in accordance with its terms and conditions;

6.3 it has all business licenses necessary for its business operations as of the effective date of this Agreement, has full rights and qualifications to engage in its currently engaged businesses, may perform its obligations hereunder, and will maintain, during the valid term of this Agreement, the validity of all its such business licenses; and

6.4 it shall inform promptly the other Parties of any litigations it is involved in and other disadvantageous circumstances that may affect the performance hereof, and shall endeavor at its best efforts to prevent the deterioration of losses caused by such litigations or other disadvantageous circumstances.

                            ARTICLE 7 AGREEMENT TERM

7.1 The Parties hereby confirm that, once this Agreement is formally executed by the Parties, this Agreement shall be retrospectively effective as far as the date January 1, 2006; unless terminated earlier by the Parties in writing, this Agreement shall be valid for a term of two (2) years from the date January 1, 2006.

7.2 Upon termination of this Agreement, each Party shall continue to abide by its obligations under Articles 3 and 6 hereunder.

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                                ARTICLE 8 NOTICE

8.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

8.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

                          ARTICLE 9 DEFAULT LIABILITY

9.1 The Parties agree and confirm that, if any Party (the "DEFAULTING PARTY") breaches any of the agreements made under this Agreement materially, or fails to perform any of the obligations under this Agreement materially, such a breach shall constitute a default under this Agreement (a "DEFAULT"), then the non-defaulting Party whose interest is damaged thereby shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of the non-defaulting Party notifying the Defaulting Party in writing and requiring it to rectify the Default, then the non-defaulting Party shall have the right, at its own discretion, to (1) terminate this Agreement and require the Defaulting Party to indemnify it fully for the damage; or (2) demand the enforcement of the Defaulting Party's obligations hereunder and require the Defaulting Party to indemnify it fully for the damage.

9.2 Without the agreement or common confirmation of both Parties, Focus Media Advertising Agency, under no circumstance, could terminate this Agreement for any reason, except that is required by Laws or provisions herein.

9.3 Notwithstanding any other provisions herein, the validity of this article shall stand disregarding the suspension or termination of this Agreement.

                            ARTICLE 10 FORCE MAJEURE

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the

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design of tooling software, internet system encountering hacker's invasion, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notary office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Parties by the force majeure event.

                            ARTICLE 11 MISCELLANEOUS

11.1 This Agreement shall be prepared in the Chinese language in two (2) original copies, with each involved Party holding one (1) copy hereof.

11.2 The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the PRC Laws.

11.3 Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on the Parties involved in such dispute.

11.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

11.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws ("THE PARTY'S RIGHTS") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of The Party's Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of The Party's Rights.

11.6 The captions of the Articles contained herein shall be for reference only, and in

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      no circumstances shall such captions be used in or affect the interpretation of the provisions hereof.

11.7 Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

11.8 Once executed, this Agreement shall replace any other legal documents entered into by the relevant Parties hereof in respect of the same subject matter hereof.

11.9 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

11.10 No Party shall assign any of its rights and/or obligations hereunder to any parties other than the Parties hereof without the prior written consent from the other Parties.

11.11 This Agreement shall be binding on the legal successors of the Parties.

11.12 The Parties undertake that all the taxes involved in the transaction occurred herein shall be declared and paid by them respectively.

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 [THIS PAGE IS THE EXECUTION PAGE OF THE ADVERTISEMENT DISSEMINATION AGREEMENT]

IN WITNESS HEREOF, the Parties have caused this Advertisement Dissemination Agreement to be executed in the place and on the date which expressed in the first page herein.

SHANGHAI FOCUS MEDIA ADVERTISING AGENCY CO., LTD.
(CHOP)

Sign: /s/ Jason Nanchun Jiang
      -----------------------
Name: Jason Nanchun Jiang
Title: Authorized Representative

SHANGHAI NEW FOCUS MEDIA ADVERTISEMENT CO., LTD.
(CHOP)

Sign: /s/ Jason Nanchun Jiang
      -----------------------
Name: Jason Nanchun Jiang
Title: Authorized Representative

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